EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Amendment Number 1 to the Annual Report of Pure Cycle Corporation (the “Company”), on Form 10-K/A for the year ending August 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Mark W. Harding, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Mark W. Harding
Mark W. Harding
President and Chief Financial Officer
April 16, 2007